Stimsonite Corporation                Exhibit 11.1
                        Computation of Per Share Earnings
                            For the Periods Indicated

                                             Quarter Ended               Six Months Ended                  Year Ended
                                        -------------------------     -------------------------      ------------------------

Description                             6/30/96         7/2/95        6/30/96         7/2/95         6/30/96        7/2/95
- -----------                             -------         ------        -------         ------         -------        ------

Average Shares Outstanding              8,852,900       8,919,650     8,854,650       8,911,775      8,882,442      8,907,088

Net additional  shares  assuming
  dilutive stock options  exercised
  and proceeds used to purchase
  treasury shares at fair market
  value                                   149,914         183,070       155,229         185,757        168,227        169,939

Options issued within one year prior
  to the initial filing date of
  registration statement for an
  initial public offering in
  accordance with Staff Accounting
  Bulletin No. 83                          13,680          29,685        14,969          28,378         18,311         27,978
                                      ------------  -------------- -------------  --------------   ------------ --------------

Average number of common
  shares and common equivalent
  shares outstanding                    9,016,494       9,132,405     9,024,848       9,125,910      9,068,980      9,105,005
                                      ============  ============== =============  ==============   ============ ==============

Net Income                             $2,064,000      $1,194,000    $1,072,000        $213,000     $3,469,000     $4,067,000

Per share data:
Net Income                                  $0.23           $0.13         $0.12           $0.02          $0.38          $0.45

See Accompanying Notes